UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012

AMERICAN RENAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-170376	04-3477845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Cherry Hill Drive

Beverly, Massachusetts 01915

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (978) 992-3080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 27, 2012, American Renal Holdings Intermediate Company, LLC (“Holdings”), American Renal Holdings Inc. (the “Borrower”), certain lenders, and Bank of America, N.A., as the administrative agent (the “Administrative Agent”), entered into Amendment No. 2 (“Amendment No. 2”) amending the Credit Agreement, dated as of May 7, 2010 (as amended by Amendment No. 1 on June 3, 2010, the “Credit Agreement”) among Holdings, Borrower, the lending institutions identified in the Credit Agreement and the Administrative Agent in order to increase the combined commitments of such lending institutions from $25,000,000.00 to $37,500,000.00 and decrease the applicable rate of interest.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

To the extent required by Item 2.03 of Form 8-K, the information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2012	AMERICAN RENAL HOLDINGS INC.

	By:	/s/ Michael R. Costa
Michael R. Costa
Vice President, General Counsel and Secretary